EXHIBIT 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

LIGHT ACROSS INC.

LIGHT ACROSS INC.

Unaudited Consolidated Balance Sheets

	As of
	December 31,	March 31,
	2025	2026
	USD	(Unaudited) USD
Assets
Current Assets
Cash	187,358	99,372
Marketable securities	53,391	65,101
Inventories	-	302,423
Prepayments and other current assets	33,500	48,532
Due from a related party	2,248	1,623
Convertible note receivable, net	401,380	407,298
Total current assets	677,877	924,349

Non-current Assets
Property and equipment, net	18,150	16,236
Intangible assets, net	-	1,772,059
Goodwill	-	3,823,840
Total non-current assets	18,150	5,612,135

TOTAL ASSETS	696,027	6,536,484

Liabilities and shareholders’ equity
Current liabilities
Accrued expenses and other current liabilities	373,366	6,363,887
Other loans payable	51,845	51,538
Due to related parties	51,130	43,274
Subscription received in advance	419,975	461,432
Total current liabilities	896,316	6,920,131

Non-current liabilities
Bonds payable	245,366	242,421
Total non-current liabilities	245,366	242,421

TOTAL LIABILITIES	1,141,682	7,162,552

Commitments and contingencies (note 17)	-	-

Shareholders’ equity
Ordinary shares $0.00001 par value; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-
Exchange reserves	(2,821)	(8,440)
Accumulated deficit	(442,834)	(617,628)

TOTAL SHAREHOLDERS’ EQUITY	(445,655)	(626,068)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	696,027	6,536,484

The accompanying notes are an integral part of these consolidated financial statements.

F-1

LIGHT ACROSS INC.

Unaudited Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended March 31,
	2025	2026
	USD	USD
Revenue	-	627,818
Cost of revenue	-	(545,104)
Gross profit	-	82,714

Operating expenses
Selling, general and administrative expenses	(7,260)	(268,377)
Loss from operations	(7,260)	(268,377)

Other income (expense), net
Interest expense, net	(2,559)	(2,588)
Unrealized gain on marketable securities	-	12,495
Other income	-	962
Total other income (expense), net	(2,559)	10,869

Loss before income taxes	(9,819)	(174,794)
Provision for income taxes	-	-
Net Loss	(9,819)	(174,794)

Other comprehensive income:
Foreign currency translation adjustments	649	(5,619)

Comprehensive loss
Comprehensive losses attributable to shareholders	(9,170)	(180,413)

The accompanying notes are an integral part of these consolidated financial statements.

F-2

LIGHT ACROSS INC.

Unaudited Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

	Ordinary shares*		Additional paid-in	Exchange	Accumulated	Total Shareholders’
	Shares	Amount	capital	reserves	deficits	Equity
		USD	USD	USD	USD	USD
Balance as of December 31, 2024	1,000	-	-	334	(122,144)	(121,810)
Foreign currency translation adjustments	-	-	-	649	-	649
Net loss	-	-	-	-	(9,819)	(9,819)

Balance as of March 31, 2025	1,000	-	-	983	(131,963)	(130,980)

Balance as of December 31, 2025	1,000	-	-	(2,821)	(442,834)	(445,655)
Foreign currency translation adjustments	-	-	-	(5,619)	-	(5,619)
Net loss	-	-	-	-	(174,794)	(174,794)

Balance as of March 31, 2026	1,000	-	-	(8,440)	(617,628)	(626,068)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

LIGHT ACROSS INC.

Unaudited Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2025	2026
	USD	USD
Cash flows from operating activities:
Net loss	(9,819)	(174,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense, net	2,559	2,588
Fair value changes in marketable securities	-	(12,495)
Depreciation	2,198	2,308
Foreign exchange gain	(15)	(1.912)
Changes in operating assets and liabilities:
Inventories	-	234,317
Prepayments and other current assets	-	(14,026)
Accounts payable	-	(485,050)
Accrued expenses and other current liabilities	3,489	(75,130)
Net cash (used in) / generated from operating activities	(1,588)	(524,194)

Cash flows from investing activities:
Acquisition of a subsidiary, net of cash acquired	-	399,439
Net cash generated from investing activities	-	399,439

Cash flows from financing activities:
Amount repaid to a director	-	(13,500)
Amount received from controlling shareholders	498	5,685
Proceeds from capital contribution	-	41,457

Net cash provided by financing activities	498	33,642

Net decrease in cash and restricted cash	(1,090)	(91,113)
Effect of exchange rate changes	(1,954)	3,127
Cash and restricted cash, beginning of period	32,215	187,358
Cash and restricted cash, end of period	29,171	99,372

The accompanying notes are an integral part of these consolidated financial statements.

F-4

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

1. Nature of Business and Organization

Light Across Inc. (“Light Across”) (“the Company”) is a company incorporated in the state of Delaware on July 8, 2022. The initial share capital of the Company consisted of 1,000 shares of common stock at a par value of $0.00001. The address of the Company’s principal executive office is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. Light Across is the parent company with no operations.

The Company was principally engaged in providing commercial representation and advisory services, and in design, development, testing and sales of new energy vehicles and electrical components.

Reorganization

On March 3, 2026, the Company completed a reorganization of entities under common control.

Prior to the reorganization, Azure Innovation Limited and its subsidiaries were held through Tech Limited. Although the legal shareholders of Tech Limited were the two sons of Mr. Huang Ximing, such shareholdings were held on behalf of Mr. Huang pursuant to nominee shareholding arrangements. Accordingly, Mr. Huang was the ultimate beneficial owner and controlling party of Tech Limited, Azure Innovation Limited and its subsidiaries.

As part of the reorganization, Tech Limited transferred its 100% equity interest in Azure Innovation Limited to Light Across Inc. As a result, Azure Innovation Limited and its subsidiaries became wholly-owned subsidiaries of Light Across Inc.

Because Light Across Inc. and Azure Innovation Limited were ultimately controlled by Mr. Huang Ximing both before and after the reorganization, the transaction was accounted for as a reorganization of entities under common control in accordance with ASC 805-50.

Accordingly, the accompanying consolidated financial statements have been prepared using the historical carrying amounts of the transferred entities and are presented as if the reorganization had occurred at the beginning of the earliest period presented.

The following diagram illustrates the Company’s structure:

F-5

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

1. Nature of Business and Organization (cont.)

The accompanying consolidated financial statements reflect the activities of the Company, and each of the following entities as of March 31, 2026:

Name of subsidiaries	Place of incorporation	Date of incorporation or acquisition	Percentage of direct or indirect	Principal activities

Light Across Trading Limited (“Light Across HK”)	Hong Kong	2021-09-15	100%	Investment holding
Light Across GmbH (“Light Across Germany”)	Germany	2024-11-14	100%	Investment activities
Azure Innovation Limited (“Azure Innovation”)	Hong Kong	2021-03-15	100%	Investment holding
Tianlan New Energy Vehicle (Hainan) Co., Limited (“Tianlan Hainan”)	People’s Republic of China (“PRC”)	2021-03-31	100%	Sales of new energy vehicles
Tianlan Zhicheng New Energy Vehicle (Shanghai) Co., Limited (“Tianlan Shanghai”)	PRC	2022-11-09	100%	Sales of vehicles and car rental
Jianfeng Automobile Technology (Beijing) Co., Limited (“Jianfeng Automobile”)	PRC	2026-01-02	100%	Sales of vehicles, provision of development, engineering and technical services relating to new energy vehicles

F-6

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Liquidity and going concern

The accompanying consolidated financial statements have been prepared on a going concern basis in accordance with U.S. GAAP, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Pursuant to ASC 205-40, Going Concern, the Company’s management evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the consolidated financial statements are issued.

For the three months ended March 31, 2026 and 2025, the Company incurred net losses of $174,794 and $9,819, respectively. As of March 31, 2026, the Company has cash and cash equivalents of $99,372, accrued expenses and other current liabilities of $6,363,887 and other loans payable of $51,538. In addition, the Company has not yet generated sufficient revenues from planned operations to support its ongoing activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are issued.

Management has undertaken and continues to pursue plans to improve the Company’s liquidity and financial position. Such plans include:

1)	generating revenue from the commencement and expansion of the Company’s operations:
2)	raising additional capital from potential investors through equity and/or debt financings; and
3)	Obtaining additional equity contributions and financial support from existing shareholders and related parties, as necessary.

In addition, prior to March 31, 2026, the Company received stock subscription proceeds of $461,432 from investors. The related shares were issued in April 2026.

Management believes that the combination of currently available funds, subscription proceeds received from investors, anticipated revenue growth and access to additional financing sources will provide the Company with additional liquidity. However, the successful execution of these plans is dependent upon future events that are not entirely within the Company’s control, including the Company’s ability to generate sufficient operating revenues and obtain additional financing on acceptable terms.

Accordingly, substantial doubt about the Company’s ability to continue as a going concern exists as of the date these consolidated financial statements were issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, allowance for obsolete inventories and expected credit losses against financial assets. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s Chief Operating Decision Maker (“CODM”), i.e. the Company’s chief executive officer, for making decisions, allocating resources and assessing performance. As a result of the assessment made by CODM, the Company has only one reportable segment. The CODM evaluates operating performance and allocates resources on a consolidated basis. The CODM uses net income (loss) as the primary measure of segment performance in assessing performance and allocating resources. The Company does not distinguish revenues, costs and expenses between segments in its internal reporting, but instead reports costs and expenses by nature as a whole.

F-8

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Foreign currencies translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at balance sheet dates. The resulting exchange differences are recorded in the consolidated and combined statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying consolidated financial statements have been expressed in US$. However, the Company’s major operating subsidiaries operating in Hong Kong and PRC, which maintain their books and record in its local currency, Hong Kong Dollars (“HKD”), Chinese Yuan (“CNY”) and Euro (“EUR”), which are the functional currency as being the primary currency of the economic environment in which its operation is conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with Accounting Standards Codification (“ASC”) Topic830-30, Translation of Financial Statement (“ASC 830”), using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of other comprehensive income within the consolidated and combined statements of changes in shareholders’ equity.

The following table outlines the exchange rates that are used in preparing these consolidated financial statements

As of
	December 31,	March 31,
	2025	2026

Year/ Period end spot rates
- HK$	US$1 = HK$7.7806	US$1 = HK$7.8271
- RMB	US$1 = RMB7.0467	US$1 = RMB6.8928
- EUR	US$1 = EUR0.8538	US$1 = EUR0.8642

For the three months ended March 31,
	2025	2026

Year/Period end spot rates
- HK$	US$1 = HK$7.7806	US$1 = HK$7.8127
- RMB	US$1 = RMB7.2738	US$1 = RMB6.9271
- EUR	US$1 = EUR0.9506	US$1 = EUR0.8543

F-9

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Cash

Cash and cash equivalents represent demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal or use, and which have original maturities of three months or less and are readily convertible to known amounts of cash.

Marketable securities

Marketable securities consist of investments in publicly traded equity securities. The Company accounts for its marketable securities in accordance with ASC 321, Investments – Equity Securities. Marketable securities are measured at fair value based on quoted market prices in active markets.

Unrealized gains and losses resulting from changes in fair value are recognized in earnings and included in other income (expense), net in the accompanying consolidated statements of operations. Dividend income is recognized when earned.

The Company reviews its investments periodically to determine whether any impairment indicators exist. Realized gains and losses on the disposal of marketable securities are determined using the specific identification method.

Fair value of financial instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

●	Level 1 — defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2 — defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop in own assumptions.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, prepayments and other current assets, amount due from a related party, convertible notes receivable carried at amortized cost, accrued expenses and other current liabilities, amount due to related parties, accrued expenses and other current liabilities approximates their fair market value based on the short-term maturities of these instruments.

F-10

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Fair value of financial instruments

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lower level of input that is significant to the fair value measurement. Such determination requires significant management judgement.

The following table presents the Company’s assets and liabilities that are measured at fair value as of March 31, 2026 and December 31, 2025:

	Fair value measured as of March 31, 2026
	Total at March 31, 2026	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	USD	USD	USD	USD
Assets
Marketable securities
Equities	65,101	65,101	-	-

	Fair value measured as of December 31, 2025
	Total at December 31, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	USD	USD	USD	USD
Assets
Marketable securities
Equities	53,391	53,391	-	-

F-11

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Convertible Note Receivable

Convertible note receivable is initially recorded at cost and subsequently measured at amortized costs. Interest income is recognized using the effective interest method over the contractual term of the note.

The Company evaluates the recoverability of the convertible note receivable in accordance with ASC 326 and records an allowance for expected credit losses when necessary.

Prepayments and other current assets

Prepayments made to service providers for future services. Prepayments are short-term and are reviewed periodically to determine if their carrying value has become impaired. Under this accounting guidance, the Company measures expected credit losses on its other current assets using the current expected credit loss model under ASC 326. The Company did not provided any allowance for the credit losses on prepayments and other current assets for the three months ended March 31, 2026 and year ended December 31, 2025.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Furniture and fixtures	3 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss under other income or expenses. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-12

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Intangible assets, net

Purchased intangible assets are initially recognized and measured at cost upon acquisition. Intangible assets are stated at cost less accumulated amortization and impairment losses, if any. Intangible assets that have determinable lives are amortized over their estimated useful lives based upon the usage of the asset, which is approximated using a straight-line method as follows:

Estimated Useful Life
Computer software	3 to 5 years
Patent	10 years

Business combination

The purchase price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. Transaction costs associated with business combinations are expensed as incurred and are included in general and administrative expenses in the Company’s consolidated statements of income. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

Goodwill

Goodwill represents the excess of the purchase consideration over the acquisition date amounts of the identifiable tangible and intangible assets acquired and liabilities assumed from the acquired entity as a result of the Company’s acquisitions of interests in its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. In accordance with ASC 350, the Company may first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. In the qualitative assessment, the Company considers factors such as macroeconomic conditions, industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations, business plans and strategies of the reporting unit. Based on the qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than the carrying amount, the quantitative impairment test is performed. The Company may also bypass the qualitative assessment and proceed directly to perform the quantitative impairment test.

The Company performs the quantitative impairment test by comparing the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, the amount by which the carrying amount exceeds the reporting unit’s fair value is recognized as impairment. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, allocation of assets, liabilities and goodwill to reporting units, and determination of the fair value of each reporting unit

F-13

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

Revenue recognition

The Company applies the practical expedient in Topic 606 that permits the Company to not disclose the aggregate amount of transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts have an expected length of one year or less. The Company also applies the practical expedient in Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of revenue. The Company uses independent contractors and third-party carriers in the performance of its transportation services.

To achieve that core principle, the Company applies the five steps defined under Topic 606:

1.	Identify the contract, or contracts, with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company generates revenue primary from sales of vehicle and vehicle-related parts.

Sales of vehicle and related parts

The Company recognizes sales at the point in time when the Company transfers physical possession of the goods to the customer who accepts, an event which indicates a transfer of control of the goods. Transaction price is determined and allocated to the goods prior to their transfer to the customer.

General and administrative expenses

General and administrative expenses include salaries and of office staff, advertising, depreciation for office facility and office equipment, legal and accounting and other office expenses.

F-14

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax assets are recognized for unused tax losses to the extent that it is probable that future taxable profits will be available against which they can be used. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company recognizes interest and penalties related to uncertain tax position as income tax expense. As of March 31, 2026 and December 31, 2025, the Company had no unrecognized tax benefits and accrued no interest or penalties related to uncertain tax position.

Employee defined contribution plan

Full-time employees of the Company in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to them. Chinese labor regulations require that the Company make contributions to the government for these benefits based on government prescribed percentage of the employee’s salaries. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

For the three months ended March 31, 2026 and 2025, employee welfare contribution expenses are $17,268 and nil, respectively.

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset, when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

F-15

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Recent accounting pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures intended to enhance transparency and decision usefulness of income tax disclosures. This guidance is effective for public entities for annual periods beginning after December 15, 2024 and for annual periods beginning after December 15, 2025 for all other entities, and the guidance should be applied prospectively. The Company is permitted to early adopt and can choose to apply the guidance retrospectively. When adopted, The Company expects the guidance to have an impact on disclosures only and to not have a material effect on our financial position or results of operations. The Company is still considering if the Group will apply the standard prospectively or retrospectively.

In November 2023, the FASB issued Accounting Standards Updates (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures intended to improve reportable segment disclosures and to enhance disclosures about significant reportable segment expenses. This guidance is effective for public entities fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and is required to be applied retrospectively to all prior periods presented. Because the amendments do not change the methodology for the identification of operating segments, the aggregation of those operating segments or the application of the quantitative thresholds to determine reportable segments, the Company does not expect the guidance to have a material effect on its financial position or results of operations.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) and No. 2025-01, Income Statement— Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which will require additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The new standard will be effective for public companies for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

The Company considers the applicability and impact of all accounting standards updates. Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-16

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

3. Significant Risks

1)	Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on bank deposits and floating rate borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits in question, the Company considers the related interest rate risk not material. The Company has not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

F-17

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

3. Significant Risks (cont.)

2)	Foreign currency risk

The Company has minimal exposure to foreign currency risk as most of its transactions, assets and liabilities are principally denominated the functional currency of the entity to which they are related. The Company currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Company will monitor its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise.

3)	Credit risks

The carrying amounts of the cash and bank balances, convertible note receivable and other receivables included in the consolidated balance sheet represent the Company’s maximum exposure to credit risk in relation to the Company’s financial assets.

The credit risk on cash and bank balances is limited because the counterparties are banks with high credit-rating assigned by international credit-rating agencies.

The Company considers whether there has been a significant increase in credit risk of financial assets on an ongoing basis throughout each reporting period by comparing the risk of a default occurring as at the reporting date with the risk of default as at the date of initial recognition. It considers available reasonable and supportive forwarding looking information.

4)	Concentration risk

As of March 31, 2026, the Company held a convertible note receivable from Sharing Economy International Inc. (“SEII”) with a carrying value of $407,298, representing approximately 58% of the Company’s total assets.

Accordingly, the Company is exposed to concentration risk associated with the financial condition and operating performance of the issuer. Management monitors the issuer's financial condition on an ongoing basis and evaluates the recoverability of the investment at each reporting date.

No impairment or allowance for expected credit losses was recorded as of March 31, 2026 and December 31, 2025.

F-18

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

4. Prepayments and Other Current Assets

The prepayments and other current assets consisted of the following:

	As of
	December 31, 2025	March 31, 2026
	USD	USD
Prepaid expenses (i)	28,382	29,016
Deductible input VAT	5,118	6,686
Deposits	-	11,066
Other receivables	-	1,764
Total prepayments and other current assets	33,500	48,532

(i)	Prepaid expenses represent prepaid trademark and patent application fees.

5. Convertible Notes Receivable

On December 10, 2025, pursuant to a Note Purchase Agreement, whereby the Company acquired a note issued by Sharing Economy International Inc. (“SEII”) in the principal amount of $400,000. The note bears interest at 6% per annum and matures on June 30, 2026. The note is carried at amortized cost. Interest income is recognized using the effective interest method.

Management evaluates the collectability of the convertible note receivable in accordance with ASC 326. As of March 31, 2026, management assessed the expected credit losses associated with the convertible note receivable concluded that no allowance for expected credit losses was required.

		State
	Mature	Interest	Principal	Accrued	Carrying
	Date	Rate	Amount	Interest	Amount

SEII convertible note – current	06/30/2026	6%	400,000	7,298	407,298

F-19

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

6. Property and Equipment, Net

Property and equipment, net consisted of the following:

	As of
	December 31, 2025	March 31, 2026
	USD	USD
Furniture and fixtures	14,117	14,432
Computer equipment	13,108	13,401
Property and equipment	27,225	27,833
Less: Accumulated depreciation	(9,075)	(11,597)
Property and equipment, net	18,150	16,236

Depreciation expenses for the three months ended March 31, 2026 and 2025 amounted to $2,308 and $2,198.

7. Intangible Assets, Net

Intangible assets, net consisted of the following:

	As of
	December 31, 2025	March 31, 2026
	USD	USD
Patent and software	-	1,772,059
Less: Accumulated amortization	-	-
Intangible assets, net	-	1,772,059

There are no amortization expenses for the three months ended March 31, 2026 and 2025.

F-20

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

8. Business combination and Goodwill

On January 2, 2026, the Company acquired Jianfeng Automobile Technology (Beijing) Co., Limited (“Jianfeng Automobile”) through its indirect wholly-owned subsidiary, Tianlan Hainan.

Pursuant to the acquisition agreement, control of Jianfeng Automobile was transferred to the Company effective January 2, 2026. Certain administrative registration procedures were completed on April 1, 2026. Accordingly, the results of operations and financial position of Jianfeng Automobile have been included in the Company’s consolidated financial statements beginning on January 2, 2026.

Jianfeng Automobile, a company incorporated in the PRC, is principally engaged in the development, engineering and technical services relating to new energy vehicles and automotive technologies in the People’s Republic of China. The acquisition is expected to strengthen the Company’s strategic position in the intelligent mobility and new energy vehicle sectors and expand its technology development capabilities.

Pursuant to the acquisition agreement, the agreed consideration for the acquisition was approximately $5.8 million in cash. The Company recognized separately identifiable intangible assets with an estimated fair value of approximately $1.8 million as part of the purchase price allocation. The purchase price allocation was finalized as of the acquisition date. The excess of the purchase price over the fair value of the identifiable net assets acquired was recorded as goodwill in the amount of approximately $3.8 million. Goodwill is attributable primarily to expected synergies, future technological development and market expansion opportunities arising from the acquisition. Goodwill is not amortized but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it may be impaired.

The fair values of the identifiable assets and liabilities of Jianfeng Automobile as at the date of acquisition were as follows:

Fair value recognized on acquisition
USD
Cash	406,906
Other current assets	545,469
Intangible assets	1,772,059
Current liabilities	(756,274)
Total identifiable net assets at fair value	1,968,160
Goodwill	3,823,840
Total consideration	5,792,000

Goodwill arising from the acquisition was attributable to the benefit of expected synergies and future market development as of the date of acquisition. There is no impairment of goodwill being recognized during the financial year. None of the goodwill recognized is expected to be deductible for income tax purposes.

F-21

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

9. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of
	December 31, 2025	March 31, 2026
	USD	USD
Accrued expenses	97,553	52,391
Other payables (i)	265,534	6,275,597
Interest payables	10,279	4,280
Deposit received	-	31,619
Total accrued Expenses and Other Current Liabilities	373,366	6,363,887

(i)

As of March 31, 2026, other payable consist of the unsettled investment cost of acquisition on Jianfeng Automobile in USD 5,792,000 as described in Note 8. The remaining balance mainly refers to advances from individuals, which are unsecured, non-interest bearing, and repayable on demand.

10. Other Loans Payable

The Company entered into a loan agreement with an independent third party. The loan bears interest at 2% plus 3-month Euribor per annum (“the base interest rate”) and matures on 31 January 2025 and remained outstanding as of March 31, 2026 is payable on demand and the default interest is the amount of 5% above the base interest rate.

11. Subscription Received in Advance

Prior to March 31, 2026, the Company received subscription proceeds of $461,432 from certain investors in connection with a private placement of common stock. The related shares had not been issued as of March 31, 2026 and accordingly the amount was recorded as a current liability. The shares were subsequently issued in April 2026.

F-22

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

12. Bonds Payable

Bonds payable consisted of the following:

	As of
	December 31, 2025	March 31, 2026
	USD	USD
6.0% Bond due March 2028	11,126	10,993
7.5% Bond due March 2028	29,280	28,929
9.0% Bond due March 2028	87,840	86,786
11.0% Bond due March 2028	117,120	115,713
Total bonds payable	245,366	242,421
Less: current portion	-	-
Non-current portion	245,366	242,421

On March 2, 2025, the Company completed a private debt financing through the issuance of bonds with an aggregate principal amount of EUR209,500 (approximately $242,421).

The bonds bear interest at 3% to 11% per annum and matures on March 1, 2028. The bonds are unsecured. Interest expenses are recognized using the effective interest method.

Future principal payments are as follows:

USD
For the year ending March 31,
2026	-
2027	-
2028	242,421
242,421

F-23

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

11. Revenue

Revenues are recognized when control of the promised goods or services is transferred to customers.

During the three months ended March 31, 2026, the Company generated revenue primarily from sales of vehicles and related parts.

The following table presents the Company’s revenue disaggregated by service lines for the three months ended March 31, 2026 and 2025:

	Three months ended March 31,
	2025	2026
	USD	USD
Sales of vehicles and related parts	-	627,818

The following table presents the Company’s revenue disaggregated by the timing of revenue recognition for the three months ended March 31, 2026 and 2025:

	Three months ended March 31,
	2025	2026
	USD	USD
Point in time	-	627,818

12. Selling, General and Administrative expenses

	Three months ended March 31,
	2025	2026
	USD	USD
Selling and marketing expenses	5,736	47,692
Consultancy fees	-	22,095
Legal and professional fees	1,524	2,006
Salaries	-	169,957
Research and development	-	26,627
	7,260	268,377

F-24

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

13. Interest expenses, net

	Three months ended March 31,
	2025	2026
	USD	USD
Interest on bonds	1,746	7,707
Interest on other loans payable	588	574
Other interest expenses	225	225
Interest income	-	(5,918)
	2,559	2,588

14. Taxes

(a)	Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

United States

The Company is incorporated in the state of Delaware and is subject to the U.S. federal corporate income tax at a statutory rate of 21%.

Germany

The Company’s subsidiary incorporated in Germany is subject to German corporate income tax at a rate of approximately 30%, including corporate income tax, solidarity surcharge and trade tax.

Hong Kong

Under the two-tiered profit tax rate regime of Hong Kong Profits Tax, the first HK$2,000,000 (approximately $257,000) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2,000,000 will be taxed at 16.5%. No assessable profits were generated by the Hong Kong subsidiaries during the three months ended March 31, 2026 and 2025 and therefore no Hong Kong profits tax provision was recorded.

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis.

F-25

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

14. Taxes (cont.)

(i)	The components of loss before income taxes are as follows:

	Three months ended March 31,
	2025	2026
	USD	USD
United States	(1,213)	22
Germany	(5,068)	3,675
Hong Kong	(1,339)	(1,294)
PRC	(2,199)	(177,197)
Total	(9,819)	(174,794)

Considering the continuous losses before income taxes, the Company’s tax provision was zero for the periods presented.

(ii)	The following table presents a reconciliation of the differences between the statutory income tax rate and the Company’s effective income tax rate for the three months ended March 31, 2026 and 2025:

	Three months ended March 31,
	2025	2026
	USD	USD
U.S. federal statutory tax rate	21.0%	21.0%
Foreign tax rate differential	(1.2)	(1.2)
Permanent differences	1.2	1.0
Tax losses expired	0.0	0.0
Change in valuation allowance	(21.0)	(20.8)
Effective income tax rate	0.0%	0.0%

*Permanent differences are mainly due to non-deductible expenses.

F-26

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

14. Taxes (cont.)

(b)	Deferred tax assets

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets are as follows:

	As of March 31,
	2025	2026
	USD	USD
Deferred tax assets:
Net operating loss carry-forward	159,908	524,075
Total deferred tax assets	159,908	524,075
Less: valuation allowance	(159,908)	(524,075)
Deferred tax assets, net	-	-

The Company recognizes deferred tax assets if it is more likely than not that those deferred tax assets will be realized.

Management reviews deferred tax assets periodically for recoverability and makes estimates and judgments regarding the expected sources of taxable income in assessing the need for a valuation allowance to reduce deferred tax assets to their estimated realizable value. Management considered all available positive and negative evidence, including cumulative losses incurred in recent years, limited operating history and uncertainty regarding future taxable income.

Realization of the Company’s deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Based on the weight of available evidence, management concluded that it is more likely than not that the deferred tax assets will not be realized. Accordingly, the net deferred tax asserts have been fully offset by a valuation allowance as of March 31, 2026 and December 31, 2025.

The movements of the valuation allowance are as follows:

	Three months ended March 31,
	2025	2026
	USD	USD
Deferred tax assets valuation allowance movement:
Balance at the beginning of the year	154,847	349,281
Movement of addition and expiration of tax losses	5,061	174,794
Balance at end of period	159,908	524,075

The Company recorded a full valuation allowance against its deferred tax assets as management concluded that it is not more-likely-than-not that the deferred tax assets will be realized.

F-27

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

15. Related party transactions

The table below sets forth the major related parties and their relationships with the Company as of March 31, 2026 and December 31, 2025, and for the three-month ended March 31, 2026 and 2025:

Name of related parties	Relationship with the Company
HUANG Leign Zhang	Director of the Company
HUANG Ximing	Controlling shareholder
Johnny CHEN	Beneficial shareholder
Katherine CHEN	Close family member of beneficial shareholder

Related party transactions

For the three months ended March 31, 2026 and 2025, the other loan interest of $225 and $225, respectively, were paid or payable to Ms. Katherine Chen.

Amount due from related parties
		As of
		December 31, 2025	March 31, 2026
Name	Nature	USD	USD
Katherine CHEN	Over-repayment for the advances (i)	2,248	1,623
Total		2,248	1,623

Amount due to related parties

		As of
		December 31, 2025	March 31, 2026
Name	Nature	USD	USD
HUANG Leign Zhang	Advances for operational purposes (ii)	14,501	1,001
HUANG Ximing	Advances for operational purposes (ii)	33,672	39,334
Johnny CHEN	Advances for operational purposes (ii)	2,957	2,939
Total		51,130	43,274

i.	Due from Ms. Katherine Chen represented advances provided to Ms. Katherine Chen.

Prior to 2025, the Company granted a loan of $30,000 bearing interest at 3% per annum to Ms. Katherine Chen. As of March 31, 2026 and December 31, 2025, the Company recorded a balance due from Ms. Katherine Chen of $1,623 and $2,248, which arose from an excess repayment of the outstanding balance. The amount was unsecured, non-interest bearing and repayable on demand.

ii.	The balances as of March 31, 2026 and December 31, 2025 represent the advances provided by related parties. These amounts were unsecured, interest-free and repayable on demand.

F-28

LIGHT ACROSS INC.

Notes to Unaudited Consolidated Financial Statements

16. Shareholders’ Equity

The Company was incorporated under the laws of the state of Delaware on July 8, 2022. The Company is authorized to issue 1,000 shares of common stock at a par value of $0.00001. The initial share capital of the Company is 1,000 shares of common stock, issued for a consideration of $0.01 in cash. As of March 31, 2026 and December 31, 2025, the Company has 1,000 shares of common stock issued and outstanding, consisting of 1,000 shares with par value of $0.00001

17. Commitments and Contingencies

Commitments

As of March 31, 2026 and December 31, 2025, the Company had neither significant financial nor capital commitment.

Contingencies

As of March 31, 2026 and December 31, 2025, the Company was not a party to any legal or administrative proceedings. The Company further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, consolidated financial condition, or cash flows.

18. Subsequent Events

In accordance with ASC 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company evaluated all events and transactions that occurred after March 31, 2026, up through the date the Company issued the audited consolidated financial statements.

Issuance of Common Shares

In April 2026, the Company issued common shares in connection with subscription proceeds of $461,432 received from investors prior to March 31, 2026. Such proceeds had been recorded as subscription received in advance as of March 31, 2026.

F-29